Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES SECOND QUARTER 2024 FINANCIAL AND OPERATING RESULTS

Midland, TX (August 5, 2024) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2024.

SECOND QUARTER 2024 HIGHLIGHTS

•Average production of 276.1 MBO/d (474.7 MBOE/d)
•Net cash provided by operating activities of $1.5 billion; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1.5 billion
•Cash capital expenditures of $637 million
•Free Cash Flow (as defined and reconciled below) of $816 million; Adjusted Free Cash Flow (as defined and reconciled below) of $841 million
•Declared Q2 2024 base cash dividend of $0.90 per share and a variable cash dividend of $1.44 per share, in each case payable on August 22, 2024; implies a 5.0% annualized yield based on August 2, 2024 closing share price of $189.06
•Total Q2 2024 return of capital of $421 million; represents ~52% of Q2 2024 Free Cash Flow (as defined and reconciled below) and 50% of Adjusted Free Cash Flow (as defined and reconciled below) from the declared Q2 2024 base-plus-variable dividend
•In June, completed a $95 million sale of non-operated properties in the Delaware Basin
•In July, our 25%-owned joint venture Remuda Midstream Holdings LLC completed its previously announced sale of its subsidiary WTG Midstream Holdings LLC; in connection with that closing Diamondback received total consideration valued at approximately $375 million on a pretax basis, including approximately 10.1 million common units of Energy Transfer LP (NYSE: ET)
•As previously announced, the pending merger with Endeavor Energy Resources, L.P. was approved by Diamondback stockholders on April 26, 2024. The deal remains subject to regulatory approval and other customary closing conditions and is expected to close in the third or fourth quarter of 2024

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the second quarter of 2024.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	71	79
Delaware Basin	9	7
Total	80	86

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	67	72
Delaware Basin	8	6
Total	75	78

During the second quarter of 2024, Diamondback drilled 71 gross wells in the Midland Basin and nine gross wells in the Delaware Basin. The Company turned 79 operated wells to production in the Midland Basin and seven gross wells in the Delaware Basin, with an average lateral length of 11,203 feet. Operated completions during the second quarter consisted of 21 Lower Spraberry wells, 20 Wolfcamp A wells, 16 Wolfcamp B wells, 10 Middle Spraberry wells, nine Jo Mill wells, five Dean wells, three Wolfcamp D wells, one Second Bone Spring well and one Barnett well.

For the first half of 2024, Diamondback drilled 140 gross wells in the Midland Basin and 19 gross wells in the Delaware Basin. The Company turned 180 operated wells to production in the Midland Basin and seven operated wells to production in the Delaware Basin. The average lateral length for wells completed during the first six months of 2024 was 11,343 feet, and consisted of 51 Lower Spraberry wells, 39 Wolfcamp A wells, 31 Wolfcamp B wells, 25 Jo Mill wells, 22 Middle Spraberry wells, nine Wolfcamp D wells, five Dean wells, three Upper Spraberry wells, one Second Bone Spring well and one Barnett well.

FINANCIAL UPDATE

Diamondback's second quarter 2024 net income was $837 million, or $4.66 per diluted share. Adjusted net income (as defined and reconciled below) was $813 million, or $4.52 per diluted share.

Second quarter 2024 net cash provided by operating activities was $1.5 billion. Through the first half of 2024, Diamondback's net cash provided by operating activities was $2.9 billion.

During the second quarter of 2024, Diamondback spent $585 million on operated and non-operated drilling and completions, $51 million on infrastructure and environmental and $1 million on midstream, for total cash capital expenditures of $637 million. Through the first half of 2024, Diamondback spent $1.2 billion on operated and non-operated drilling and completions, $76 million on infrastructure and environmental and $5 million on midstream, for total cash capital expenditures of $1.2 billion.

Second quarter 2024 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1.7 billion. Adjusted EBITDA net of non-controlling interest (as defined and reconciled below) was $1.6 billion.

Diamondback's second quarter 2024 Free Cash Flow (as defined and reconciled below) was $816 million. Adjusted Free Cash Flow (as reconciled and defined below) was $841 million. Through June 30, 2024, Diamondback's Free Cash Flow was $1.6 billion, with $1.6 billion of Adjusted Free Cash Flow over the same period.

Second quarter 2024 average unhedged realized prices were $79.51 per barrel of oil, $0.10 per Mcf of natural gas and $17.97 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged realized price of $50.33 per BOE.

Diamondback's cash operating costs for the second quarter of 2024 were $11.67 per BOE, including lease operating expenses ("LOE") of $5.88 per BOE, cash general and administrative ("G&A") expenses of $0.63 per BOE, production and ad valorem taxes of $3.26 per BOE and gathering, processing and transportation expenses of $1.90 per BOE.

As of June 30, 2024, Diamondback had $6.9 billion in standalone cash, including $5.5 billion raised in its senior note offering in April 2024 to fund a portion of the cash consideration for the pending Endeavor merger, and no borrowings under its revolving credit facility, with approximately $1.6 billion available for future borrowings under the facility and approximately $8.5 billion of total liquidity. As of June 30, 2024, the Company had consolidated total debt of $12.2 billion and consolidated net debt (as defined and reconciled below) of $5.3 billion, up from consolidated total debt of $6.8 billion and down from consolidated net debt of $5.9 billion as of March 31, 2024.

DIVIDEND DECLARATIONS

Diamondback announced today that the Company's Board of Directors declared a base cash dividend of $0.90 per common share for the second quarter of 2024 payable on August 22, 2024 to stockholders of record at the close of business on August 15, 2024.

The Company's Board of Directors also declared a variable cash dividend of $1.44 per common share for the second quarter of 2024 payable on August 22, 2024 to stockholders of record at the close of business on August 15, 2024.

Future base and variable dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

As of August 2, 2024, Diamondback had repurchased 19,337,765 shares of common stock at an average share price of $124.52 for a total cost of approximately $2.4 billion and had approximately $1.6 billion remaining on its current share buyback authorization. Subject to regulatory restrictions and other factors discussed below, Diamondback intends to continue to purchase common stock under the common stock repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in privately negotiated transactions, or in open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. Any common stock purchased as part of this program will be retired.

FULL YEAR 2024 GUIDANCE

Below is Diamondback's guidance for the full year 2024, which includes third quarter production, cash tax and capital guidance. The Company is raising the midpoints of both total and net oil production for the full year 2024 due to production outperformance year-to-date. Additionally, Diamondback is lowering the midpoint for capital expenditures as well as increasing activity levels for the full year 2024 due to continued cost control and efficiency gains, respectively. This guidance does not take into account the pending Endeavor merger.

	2024 Guidance	2024 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

Net production - MBOE/d	462 - 470 (from 458 - 466)	46.75 - 48.25
Oil production - MBO/d	273 - 276 (from 270 - 275)	26.00 - 26.75
Q3 2024 oil production - MBO/d (total - MBOE/d)	271 - 275 (459 - 466)	26.50 - 27.00 (47.50 - 48.50)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.90 - $6.40 (from $6.00 - $6.50)
G&A
Cash G&A	$0.55 - $0.65	$1.00 - $1.20
Non-cash equity-based compensation	$0.40 - $0.50	$0.10 - $0.20
DD&A	$10.75 - $11.50 (from $10.50 - $11.50)	$11.00 - $11.50
Interest expense (net of interest income)	$0.65 - $0.90 (from $1.65 - $1.85)	$4.00 - $4.25
Gathering, processing and transportation	$1.80 - $2.00

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%	20% - 22%
Cash tax rate (% of pre-tax income)	15% - 18%
Q3 2024 Cash taxes ($ - million)(1)	$220 - $260	$13 - $18

Capital Budget ($ - million)
2024 Drilling, completion, capital workovers, and non-operated properties	$2,150 - $2,230 (from $2,100 - $2,330)
2024 Infrastructure and midstream	$200 - $220
2024 Total capital expenditures	$2,350 - $2,450 (from $2,300 - $2,550)
Q3 2024 Capital expenditures	$570 - $610

Gross horizontal wells drilled (net)	275 - 290 (259 - 273) (from 265 - 285 (244 - 263))
Gross horizontal wells completed (net)	310 - 330 (285 - 304) (from 300 - 320 (273 - 291))
Average completed lateral length (Ft.)	~11,800' (from ~11,500')
FY 2024 Midland Basin well costs per lateral foot	$600 - $625 (from $600 - $650)
FY 2024 Delaware Basin well costs per lateral foot	$875 - $925
Midland Basin completed net lateral feet (%)	~95% (from ~90%)
Delaware Basin completed net lateral feet (%)	~5% (from ~10%)

(1) Includes approximately $40 - $50 million from gains on sales of assets completed or expected to be completed in the third quarter.

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the second quarter of 2024 on Tuesday, August 6, 2024 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the completion of the pending Endeavor merger on anticipated terms and timing or at all, including obtaining regulatory approval and satisfying other conditions to the completion of the transaction; uncertainties as to whether the proposed Endeavor transaction, if consummated, will achieve its anticipated benefits and projected synergies within the expected time period or at all; Diamondback’s ability to integrate Endeavor’s operations in a successful manner and in the expected time period; the occurrence of any event, change, or other circumstance that could give rise to the termination of the pending Endeavor merger; risks that the anticipated tax treatment of the pending Endeavor merger is not obtained; unforeseen or unknown liabilities; unexpected future capital expenditures; litigation relating to the pending Endeavor merger; the possibility that the pending Endeavor merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the pendency, or completion of the pending Endeavor merger on the parties’ business relationships and business generally; risks that the pending Endeavor merger disrupts current plans and operations of Diamondback or Endeavor and their respective management teams and potential difficulties in retaining employees as a result of the pending Endeavor merger; the risks related to Diamondback’s financing of the pending

Endeavor merger; potential negative effects of the pendency or completion of the pending Endeavor merger on the market price of Diamondback’s common stock and/or operating results; rating agency actions and Diamondback’s ability to access short- and long-term debt markets on a timely and affordable basis; changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; inflationary pressures; rising interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and those risks disclosed in its subsequent filings on Forms 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors/; and those risks more fully described in the definitive proxy statement on Schedule 14A filed with the SEC in connection with the pending Endeavor merger.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$6,908	$582
Restricted cash	3	3
Accounts receivable:
Joint interest and other, net	119	192
Oil and natural gas sales, net ($132 million and $109 million related to Viper)	711	654
Inventories	55	63
Derivative instruments	4	17
Prepaid expenses and other current assets	25	110
Total current assets	7,825	1,621
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,131 million and $8,659 million excluded from amortization at June 30, 2024 and December 31, 2023, respectively) ($4,568 million and $4,629 million and $1,581 million and $1,769 million excluded from amortization related to Viper)	43,793	42,430
Other property, equipment and land	666	673
Accumulated depletion, depreciation, amortization and impairment ($962 million and $866 million related to Viper)	(17,360)	(16,429)
Property and equipment, net	27,099	26,674
Equity method investments	542	529
Derivative instruments	15	1
Deferred income taxes, net	32	45
Investment in real estate, net	82	84
Other assets	42	47
Total assets	$35,637	$29,001
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$331	$261
Accrued capital expenditures	446	493
Other accrued liabilities	457	475
Revenues and royalties payable	782	764
Derivative instruments	72	86
Income taxes payable	49	29
Total current liabilities	2,137	2,108
Long-term debt ($998 million and $1,083 million related to Viper)	11,980	6,641
Derivative instruments	134	122
Asset retirement obligations	300	239
Deferred income taxes	2,549	2,449
Other long-term liabilities	10	12
Total liabilities	17,110	11,571
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 178,394,239 and 178,723,871 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	14,267	14,142
Retained earnings (accumulated deficit)	3,187	2,489
Accumulated other comprehensive income (loss)	(8)	(8)
Total Diamondback Energy, Inc. stockholders’ equity	17,448	16,625
Non-controlling interest	1,079	805
Total equity	18,527	17,430
Total liabilities and stockholders' equity	$35,637	$29,001

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Oil, natural gas and natural gas liquid sales	$2,174	$1,896	$4,275	$3,798
Sales of purchased oil	300	—	416	—
Other operating income	9	23	19	46
Total revenues	2,483	1,919	4,710	3,844
Costs and expenses:
Lease operating expenses	254	200	509	392
Production and ad valorem taxes	141	148	260	303
Gathering, processing and transportation	82	68	159	136
Purchased oil expense	299	—	416	—
Depreciation, depletion, amortization and accretion	483	432	952	835
General and administrative expenses	46	37	92	77
Merger and integration expense	3	2	15	10
Other operating expenses	19	32	33	66
Total costs and expenses	1,327	919	2,436	1,819
Income (loss) from operations	1,156	1,000	2,274	2,025
Other income (expense):
Interest expense, net	(44)	(49)	(83)	(93)
Other income (expense), net	1	(23)	(2)	28
Gain (loss) on derivative instruments, net	18	(189)	(30)	(282)
Gain (loss) on extinguishment of debt	—	(4)	2	(4)
Income (loss) from equity investments, net	15	16	17	30
Total other income (expense), net	(10)	(249)	(96)	(321)
Income (loss) before income taxes	1,146	751	2,178	1,704
Provision for (benefit from) income taxes	252	165	475	372
Net income (loss)	894	586	1,703	1,332
Net income (loss) attributable to non-controlling interest	57	30	98	64
Net income (loss) attributable to Diamondback Energy, Inc.	$837	$556	$1,605	$1,268

Earnings (loss) per common share:
Basic	$4.66	$3.05	$8.93	$6.95
Diluted	$4.66	$3.05	$8.93	$6.95
Weighted average common shares outstanding:
Basic	178,360	180,373	178,418	181,176
Diluted	178,360	180,373	178,418	181,176

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$894	$586	$1,703	$1,332
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	77	78	129	175
Depreciation, depletion, amortization and accretion	483	432	952	835
(Gain) loss on extinguishment of debt	—	4	(2)	4
(Gain) loss on derivative instruments, net	(18)	189	30	282
Cash received (paid) on settlement of derivative instruments	(28)	(39)	(32)	(38)
(Income) loss from equity investment, net	(15)	(16)	(17)	(30)
Equity-based compensation expense	19	16	33	27
Other	41	8	57	(26)
Changes in operating assets and liabilities:
Accounts receivable	50	74	(45)	38
Income tax receivable	—	69	12	164
Prepaid expenses and other current assets	—	13	89	13
Accounts payable and accrued liabilities	15	100	(95)	74
Income taxes payable	(85)	(36)	(15)	(19)
Revenues and royalties payable	49	26	14	86
Other	47	9	50	21
Net cash provided by (used in) operating activities	1,529	1,513	2,863	2,938
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(636)	(681)	(1,241)	(1,303)
Additions to midstream assets	(1)	(30)	(5)	(65)
Property acquisitions	(50)	(145)	(203)	(1,025)
Proceeds from sale of assets	240	268	252	532
Other	(2)	(7)	(3)	(13)
Net cash provided by (used in) investing activities	(449)	(595)	(1,200)	(1,874)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	84	1,755	174	3,451
Repayments under credit facilities	(180)	(2,047)	(260)	(3,036)
Proceeds from senior notes	5,500	—	5,500	—
Repayment of senior notes	—	(134)	(25)	(134)
Repurchased shares under buyback program	—	(321)	(42)	(653)
Repurchased shares/units under Viper's buyback program	—	(23)	—	(57)
Proceeds from partial sale of investment in Viper Energy, Inc.	—	—	451	—
Dividends paid to stockholders	(352)	(150)	(900)	(692)
Dividends/distributions to non-controlling interest	(54)	(25)	(98)	(59)
Other	(66)	(5)	(137)	(27)
Net cash provided by (used in) financing activities	4,932	(950)	4,663	(1,207)
Net increase (decrease) in cash and cash equivalents	6,012	(32)	6,326	(143)
Cash, cash equivalents and restricted cash at beginning of period	899	53	585	164
Cash, cash equivalents and restricted cash at end of period	$6,911	$21	$6,911	$21

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Production Data:
Oil (MBbls)	25,129	24,874	23,946
Natural gas (MMcf)	51,310	50,602	50,809
Natural gas liquids (MBbls)	9,514	8,653	8,528
Combined volumes (MBOE)(1)	43,195	41,961	40,942

Daily oil volumes (BO/d)	276,143	273,341	263,143
Daily combined volumes (BOE/d)	474,670	461,110	449,912

Average Prices:
Oil ($ per Bbl)	$79.51	$75.06	$71.33
Natural gas ($ per Mcf)	$0.10	$0.99	$0.94
Natural gas liquids ($ per Bbl)	$17.97	$21.26	$16.42
Combined ($ per BOE)	$50.33	$50.07	$46.31

Oil, hedged ($ per Bbl)(2)	$78.55	$74.13	$70.41
Natural gas, hedged ($ per Mcf)(2)	$1.03	$1.36	$1.08
Natural gas liquids, hedged ($ per Bbl)(2)	$17.97	$21.26	$16.42
Average price, hedged ($ per BOE)(2)	$50.89	$49.97	$45.94

Average Costs per BOE:
Lease operating expenses	$5.88	$6.08	$4.88
Production and ad valorem taxes	3.26	2.84	3.61
Gathering, processing and transportation expense	1.90	1.84	1.66
General and administrative - cash component	0.63	0.76	0.51
Total operating expense - cash	$11.67	$11.52	$10.66

General and administrative - non-cash component	$0.44	$0.34	$0.39
Depreciation, depletion, amortization and accretion per BOE	$11.18	$11.18	$10.55
Interest expense, net	$1.02	$0.93	$1.20
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expenses, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Net income (loss) attributable to Diamondback Energy, Inc.	$837	$768	$556
Net income (loss) attributable to non-controlling interest	57	41	30
Net income (loss)	894	809	586
Non-cash (gain) loss on derivative instruments, net	(46)	44	150
Interest expense, net	44	39	49
Depreciation, depletion, amortization and accretion	483	469	432
Depreciation and interest expense related to equity method investments	23	23	16
(Gain) loss on extinguishment of debt	—	(2)	4
Non-cash equity-based compensation expense	26	21	22
Capitalized equity-based compensation expense	(7)	(7)	(6)
Merger and integration expenses	3	12	2
Other non-cash transactions	6	2	(5)
Provision for (benefit from) income taxes	252	223	165
Consolidated Adjusted EBITDA	1,678	1,633	1,415
Less: Adjustment for non-controlling interest	103	86	63
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,575	$1,547	$1,352

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, merger and integration expense, other non-cash transactions and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended June 30, 2024
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$837	$4.66
Net income (loss) attributable to non-controlling interest	57	0.32
Net income (loss)(1)	894	4.98
Non-cash (gain) loss on derivative instruments, net	(46)	(0.26)
Merger and integration expense	3	0.02
Other non-cash transactions	7	0.04
Adjusted net income excluding above items(1)	858	4.78
Income tax adjustment for above items	8	0.04
Adjusted net income(1)	866	4.82
Less: Adjusted net income attributable to non-controlling interest	53	0.30
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$813	$4.52

Weighted average common shares outstanding:
Basic		178,360
Diluted		178,360
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $6 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES AND FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow is useful to investors as it provides measures to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis as adjusted for non-recurring settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, as well as return capital to stockholders as determined by the Board of Directors.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measure of Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes and Free Cash Flow
(unaudited, in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$1,529	$1,513	$2,863	$2,938
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	50	74	(45)	38
Income tax receivable	—	69	12	164
Prepaid expenses and other current assets	—	13	89	13
Accounts payable and accrued liabilities	15	100	(95)	74
Income taxes payable	(85)	(36)	(15)	(19)
Revenues and royalties payable	49	26	14	86
Other	47	9	50	21
Total working capital changes	76	255	10	377
Operating cash flow before working capital changes	1,453	1,258	2,853	2,561
Drilling, completions and infrastructure additions to oil and natural gas properties	(636)	(681)	(1,241)	(1,303)
Additions to midstream assets	(1)	(30)	(5)	(65)
Total Cash CAPEX	(637)	(711)	(1,246)	(1,368)
Free Cash Flow	816	547	1,607	1,193
Treasury locks	25	—	25	—
Adjusted Free Cash Flow	$841	$547	$1,632	$1,193

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and fair value hedges) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	June 30, 2024	Net Q2 Principal Borrowings/(Repayments)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(in millions)
Diamondback Energy, Inc.(1)	$11,169	$5,500	$5,669	$5,697	$5,697	$6,040
Viper Energy, Inc.(1)	1,007	(96)	1,103	1,093	680	654
Total debt	12,176	$5,404	6,772	6,790	6,377	6,694
Cash and cash equivalents	(6,908)		(896)	(582)	(827)	(18)
Net debt	$5,268		$5,876	$6,208	$5,550	$6,676
(1)    Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of August 2, 2024, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy, Inc. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Long Puts - Crude Brent Oil	80,000	72,000	36,000	19,000	5,000	—
Long Put Price ($/Bbl)	$55.25	$57.08	$60.00	$60.00	$60.00	—
Deferred Premium ($/Bbl)	$-1.55	$-1.51	$-1.41	$-1.40	$-1.60	—
Long Puts - WTI (Magellan East Houston)	28,000	26,000	24,000	12,000	—	—
Long Put Price ($/Bbl)	$56.07	$58.46	$57.92	$55.83	—	—
Deferred Premium ($/Bbl)	$-1.58	$-1.65	$-1.46	$-1.25	—	—
Long Puts - WTI (Cushing)	59,000	105,000	94,000	65,000	22,000	—
Long Put Price ($/Bbl)	$57.97	$57.71	$57.39	$56.23	$55.00	—
Deferred Premium ($/Bbl)	$-1.57	$-1.60	$-1.58	$-1.48	$-1.37	—
Costless Collars - WTI (Cushing)	4,000	4,000	—	—	—	—
Long Put Price ($/Bbl)	$55.00	$55.00	—	—	—	—
Short Call Price ($/Bbl)	$93.66	$93.66	—	—	—	—
Basis Swaps - WTI (Midland)	12,000	12,000	25,000	25,000	25,000	25,000
	$1.19	$1.19	$1.18	$1.18	$1.18	$1.18
Roll Swaps - WTI	40,000	40,000	—	—	—	—
	$0.82	$0.82	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Costless Collars - Henry Hub	290,000	290,000	510,000	510,000	510,000	510,000
Long Put Price ($/Mmbtu)	$2.83	$2.83	$2.50	$2.50	$2.50	$2.50
Ceiling Price ($/Mmbtu)	$7.52	$7.52	$5.56	$5.56	$5.56	$5.56
Natural Gas Basis Swaps - Waha Hub	380,000	380,000	500,000	500,000	500,000	500,000
	$-1.18	$-1.18	$-0.77	$-0.77	$-0.77	$-0.77

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com